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                                                                   EXHIBIT 23(v)


                                     CONSENT

Board of Directors
Camco Financial Corporation
814 Wheeling Avenue
Cambridge, Ohio  43725

Gentlemen:

                  We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 (the "Registration Statement") filed by Camco Financial Corporation ("Camco") with the Securities and Exchange Commission for registration of up to 628,967 shares of its common stock, $1.00 par value (the "Shares"), in connection with Camco's acquisition of GF Bancorp, Inc. ("GFBC"); to the statements with respect to our firm appearing under the heading "LEGAL MATTERS" in the Prospectus and Proxy Statement which is included in the Form S-4 (the "Prospectus"); to the reference to our firm name under the heading "THE MERGER - Income Tax Consequences" in the Prospectus; and to the filing of our opinions which concern tax matters and the legality of the Shares being registered, as exhibits to the Form S-4.

                                           Very truly yours,

                                           /s/ Vorys, Sater, Seymour and Pease

                                           Vorys, Sater, Seymour and Pease

Cincinnati, Ohio
September 29, 1997